UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 10, 2008

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts		01748
(Address of Principal Executive Offices)		(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 10, 2008, Caliper Life Sciences, Inc. (“Caliper”) completed, in two unrelated transactions, the sales of its Pharmaceutical Development and Quality (“PDQ”) and AutoTrace product lines.

Sale of PDQ Product Line

Pursuant to an Asset Sale and Purchase Agreement (the “PDQ Purchase Agreement”) with SOTAX Corporation, a Virginia corporation (“SOTAX”) entered into on October 29, 2008, Caliper sold to SOTAX certain tangible and intangible assets comprising its PDQ product line including, but not limited to, inventory, fixed assets, certain trademarks, and developed software.

Caliper’s PDQ product line was comprised of TPW3™ – Tablet Processing Workstation, APW3™ – Active Ingredient Processing Workstation, MultiDose® G3 – Dissolution Workstation, and other related products used for drug content uniformity and dissolution rate testing and related services.

The purchase price paid to Caliper was approximately $15.8 million, including approximately $13.8 million in cash together with certain assumed liabilities which are estimated at approximately $2.0 million (the “Purchase Price”).  The PDQ Purchase Agreement also contains representations, warranties and indemnities that are customary in asset sale transactions.  The PDQ Purchase Agreement contains an indemnification limit of $2.0 million, subject to certain exceptions, which is secured by $1.0 million of the Purchase Price which was placed in escrow.

Sale of AutoTrace Product Line

Pursuant to an Asset Purchase Agreement (the “AutoTrace Purchase Agreement”) with Dionex Corporation, a Delaware corporation (“Dionex”), entered into on November 10, 2008, Caliper sold to Dionex certain tangible and intangible assets comprising its AutoTrace product line including, but not limited to, inventory, fixed assets, the AutoTrace trademark, and developed software.

Caliper’s AutoTrace product line was designed for water sample clean-up by solid phase extraction prior to analysis of the sample for contamination.  Under a separate Transition Services Agreement (the “TSA”), Caliper will continue to sell and manufacture AutoTrace instruments and to service the customer installed base through January 31, 2009 on a compensated basis.

The purchase price paid to Caliper was approximately $5.0 million in cash. Dionex also assumed certain liabilities, the amount of which is subject to adjustment as of the termination date of the TSA, which is expected to be January 31, 2009.  The AutoTrace Purchase Agreement also contains representations, warranties and indemnities that are customary in asset sale transactions, including an indemnification limit of $2.5 million, subject to certain exceptions.

Each of the PDQ Purchase Agreement and the AutoTrace Purchase Agreement will be filed as exhibits to our Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

Item 7.01  Regulation FD Disclosure.

As of the end of the third quarter ended September 30, 2008, Caliper analyzed its goodwill and noted that its fair value exceeded its book value and that there were no indicators of impairment.  Subsequent to the end of the third quarter end, there has been a significant decrease in Caliper’s stock price and the divestitures of the PDQ and AutoTrace product lines have occurred.   Management is in the process of completing its annual test as of October 31, 2008 for impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.  In performing the impairment test, Caliper is considering its market capitalization and other indicators of fair value of the entity which include, but are not limited to, a discounted cash flow model incorporating Caliper’s current operating plan and forecasts. As a result of the fact that as of October 31, 2008 Caliper’s market capitalization was below its book value, Caliper will need to evaluate whether an impairment has arisen subsequent to September 30, 2008 taking into consideration any relevant factors or events including, but not limited to, the divestitures of the PDQ and AutoTrace product lines and any changes to Caliper’s financial projections as discussed within “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Caliper’s Quarter Report on Form 10-Q for the quarter ended September 30, 2008.  Based upon the results of this assessment, Caliper may reach the conclusion that its goodwill is impaired. Such a conclusion could have a material impact on its results of operations in the fourth quarter of 2008.

Caliper will also evaluate the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, during which evaluation Caliper will consider the outcome of its annual goodwill impairment test, the divestitures, and other market and business developments. Similarly, Caliper may reach the conclusion that certain of its long-lived tangible and intangible assets are impaired. Such a conclusion could also have a material impact on its results of operations in the fourth quarter of 2008.

The pro forma financial information as set forth under “Item 9.01 (b) – Pro Forma Financial Information” does not give effect to the potential impairment, if any, of goodwill and other intangible assets that may have occurred after September 30, 2008.

Please see the disclosure regarding the PDQ and AutoTrace product lines set forth under “Item 2.01 — Completion of Acquisition or Disposition of Assets,” which is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained herein shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Caliper, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless Caliper specifically states that it is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(b)        Pro forma financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of Caliper.  The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of the PDQ and AutoTrace product lines had occurred on the date indicated or the expected financial position or results of operations of Caliper in the future.  The information includes pro forma adjustments which reflect the dispositions of the PDQ and AutoTrace product lines.

Due to the timing of the filing of this Current Report on Form 8-K, Caliper has not finalized its determination of the goodwill to be allocated to the divested PDQ and AutoTrace product lines and the effect of the divestitures on income taxes.  The pro forma adjustments in the financial statements related to these areas have been prepared on a preliminary basis based on the information that was available to Caliper at the time the pro forma financial statements were prepared.  Revisions to these preliminary estimates are expected as additional information becomes available and as Caliper finalizes its accounting for the divestitures.

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the sale of the PDQ and AutoTrace product lines occurred as of September 30, 2008.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and nine months ended September 30, 2008 reflect adjustments which are (i) directly attributable to the PDQ and AutoTrace transactions, and (ii) expected to have a continuing impact on Caliper.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 and the year ended December 31, 2007 have been presented assuming the sale of the PDQ and AutoTrace product lines occurred as of January 1, 2007.

Please see the disclosure regarding Caliper’s decline in stock price and potential impact on goodwill and other intangible assets set forth under “Item 7.01 — Regulation FD Disclosure,” which is incorporated into this Item 9.01 by reference.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited - in thousands)

	As of September 30, 2008
	As Reported	PDQ Adjustments(1)		AutoTrace Adjustments(5)		Pro Forma
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$8,897	$12,800	(2)	$5,000	(6)	$26,697
Accounts receivable, net	27,260	—		—		27,260
Inventories	21,391	(2,604)		(638)		18,149
Prepaid expenses and other current assets	3,306	(70)		—		3,236
Total current assets	60,854	10,126		4,362		75,342
Property and equipment, net	11,466	(37)		—		11,429
Intangible assets, net	36,029	—		—		36,029
Goodwill	80,590	(10,500	)(7)	(3,500	)(7)	66,590
Other assets	1,007	(24)		—		983
Total assets	$189,946	$(435)		$862		$190,373
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,657	$—		$—		$8,657
Accrued compensation	4,992	(127)		—		4,865
Other accrued liabilities	11,230	(542	)(3)	(191)		10,497
Deferred revenue and customer deposits	17,047	(1,583)		(107)		15,357
Borrowings under credit facility	14,900	—		—		14,900
Total current liabilities	56,826	(2,252)		(298)		54,276
Long-term obligations	10,553	(12)		—		10,541
Stockholders’ equity	122,567	1,829	(4)	1,160	(8)	125,556
Total liabilities and stockholders’ equity	$189,946	$(435)		$862		$190,373

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	To eliminate assets, liabilities and stockholder’s equity of the PDQ product line as of September 30, 2008.
(2)

To record $12.8 million of total cash consideration received in connection with the sale of the PDQ product line subsequent to September 30, 2008. The amounts received exclude $1.0 million which will be held in a one-year escrow to fund Caliper’s post-closing indemnification obligation to SOTAX Corporation, if any, and has not been reflected on the pro forma balance sheet. It will be included in our calculation of the gain on the transaction when realized.

(3)	Includes accrual for estimated transaction costs of approximately $0.2 million payable subsequent to September 30, 2008.
(4)

To record estimated gain on sale of the PDQ product line, net of estimated taxes of $0.4 million. The estimated gain on sale of the PDQ product line is determined using $15.8 million of purchase price and excludes the $1.0 million held in escrow as discussed in Note 2 above.

(5)	To eliminate assets, liabilities and stockholders’ equity of the AutoTrace product line as of September 30, 2008.
(6)	To record cash consideration received in connection with the sale of the AutoTrace product line subsequent to September 30, 2008.
(7)	Preliminary estimate of goodwill related to the PDQ and AutoTrace produce lines based upon the purchase prices in comparison to Caliper’s fair value at September 30, 2008.
(8)	To record estimated gain on sale of the AutoTrace product line, net of estimated taxes of $0.1 million.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited - in thousands, except per share amounts)

	Nine Months Ended September 30, 2008
	As Reported	PDQ Adjustments(1)	AutoTrace Adjustments(2)	Pro Forma
Revenues:
Product revenue	$59,655	$(3,826)	$(1,558)	$54,271
Service revenue	28,860	(3,469)	(305)	25,086
License fees and contract revenue	8,844	(106)	—	8,738
Total revenue	97,359	(7,401)	(1,863)	88,095
Costs and expenses:
Cost of product revenue	36,321	(2,044)	(791)	33,486
Cost of service revenue	19,134	(1,446)	(98)	17,590
Cost of license revenue	1,154	—	—	1,154
Research and development	15,526	(329)	—	15,197
Selling, general and administrative	36,945	(674)	—	36,271
Amortization of intangible assets	6,721	—	—	6,721
Restructuring charges, net	2,666	—	—	2,666
Total costs and expenses	118,467	(4,493)	(889)	113,085
Operating loss	(21,108)	(2,908)	(974)	(24,990)
Interest expense, net	(584)	192 (3)	75 (3)	(317)
Other expense, net	(92)	—	—	(92)
Provision for income taxes	(229)	—	—	(229)
Net loss	$(22,013)	$(2,716)	$(899)	$(25,628)
Net loss per share, basic and diluted	$(0.46)			$(0.53)
Shares used in computing net loss per common share, basic and diluted	47,987			47,987

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	To eliminate revenues and direct expenses of the PDQ product line for the nine months ended September 30, 2008.
(2)	To eliminate revenues and direct expenses of the AutoTrace product line for the nine months ended September 30, 2008.
(3)	Includes interest income for the period (2%), assuming cash received at the beginning of the period.

Caliper Life Sciences, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited - in thousands, except per share amounts)

	Year Ended December 31, 2007
	As Reported	PDQ Adjustments(1)	AutoTrace Adjustments(2)	Pro Forma
Revenues:
Product revenue	$82,961	$(7,441)	$(2,871)	$72,649
Service revenue	37,557	(4,792)	(295)	32,470
License fees and contract revenue	20,189	(93)	—	20,096
Total revenue	140,707	(12,326)	(3,166)	125,215
Costs and expenses:
Cost of product revenue	49,760	(4,153)	(1,357)	44,250
Cost of service revenue	22,357	(1,856)	(127)	20,374
Cost of license revenue	2,515	—	—	2,515
Research and development	24,791	(438)	—	24,353
Selling, general and administrative	54,954	(899)	—	54,055
Amortization of intangible assets	10,106	—	—	10,106
Restructuring charges, net	52	—	—	52
Total costs and expenses	164,535	(7,346)	(1,484)	155,705
Operating loss	(23,828)	(4,980)	(1,682)	(30,490)
Interest expense, net	(547)	256 (3)	100 (3)	(191)
Other income, net	579	—	—	579
Provision for income taxes	(284)	—	—	(284)
Net loss	$(24,080)	$(4,724)	$(1,582)	$(30,386)
Net loss per share, basic and diluted	$(0.51)			$(0.64)
Shares used in computing net loss per common share, basic and diluted	47,301			47,301

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)          To eliminate revenues and direct expenses of the PDQ product line for the fiscal year ended December 31, 2007.

(2)          To eliminate revenues and direct expenses of the AutoTrace product line for the fiscal year ended December 31, 2007.

(3)          Includes interest income for the period (2%), assuming cash received at the beginning of the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

November 14, 2008	By:	/s/ Peter F. McAree

Peter F. McAree Senior Vice President and CFO